UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2008

New Frontier Media, Inc.

 (Exact Name of Registrant as Specified in Charter)

Colorado	0-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 444-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On June 3, 2008, New Frontier Media, Inc., a Colorado corporation (the “Registrant”), issued the attached press release that included financial information for its fiscal fourth quarter 2008. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K, and shall not be deemed incorporated by reference into any of the Registrant’s registration statements or other filings with the Securities and Exchange Commission.

The press release presents EBITDA, which is a non-GAAP financial measure. EBITDA is presented in the press release because the Registrant’s management uses this information in evaluating the operating efficiency and overall financial performance of its business. The Registrant’s management also believes that this information provides the users of the Registrant’s financial statements a valuable insight into its operating results.  EBITDA measures the amount of income generated each period by the Registrant that could be used to service debt, pay taxes and fund capital expenditures. It is important to note, however, that EBITDA as presented does not represent cash provided by or used in operating activities and may not be comparable to similarly titled measures reported by other companies. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Item 8.01 Other Events.

Our board of directors has elected to suspend our quarterly cash dividend in favor of utilizing our cash flow for international and other expansion efforts. Additional information regarding the decision is included in the press release furnished with this Form 8-K as exhibit 99.1.

Our board of directors also extended through June 30, 2010 our stock repurchase program, which was originally authorized in December 2005 and set to expire on June 30, 2008. The extended program will be conducted in a manner intended to comply with the safe harbor provisions of Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and to minimize the impact of the purchases upon the market for the securities. The board of directors authorized the extension in light of current market conditions and the capital and financial position of the Company. Under the program, we may purchase with available cash and cash from operations up to 1.1 million shares of our common stock from time to time through open market or privately negotiated transactions, as market and business conditions permit. The repurchased shares will be returned to authorized but unissued shares of common stock in accordance with Colorado law. Notwithstanding the foregoing, the repurchase program does not require us to acquire any specific number of shares, is subject to the insider-trading window periods imposed by our Company’s trading policy, and may be suspended or terminated at any time by our board of directors without prior notice. We currently have approximately 23.8 million shares of common stock issued and outstanding.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc. dated June 3, 2008 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc. dated June 3, 2008 furnished herewith.